UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2004

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file Number)	Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056-6127
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On October 14, 2004, Rowan Companies, Inc. (the “Company”) entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with Era Aviation, Inc., a wholly-owned subsidiary of the Company (“Era”), and SEACOR Holdings Inc. (“Purchaser”), pursuant to which the Company agreed to sell to Purchaser all of the outstanding shares of the capital stock of Era for approximately $118.1 million in cash, subject to post-closing working capital adjustments (the “Transaction”). The Transaction is expected to be completed within 30 to 60 days, subject to customary conditions and regulatory reviews.

A copy of the Purchase Agreement is filed with this report as Exhibit 10.1. A copy of the press release announcing the execution of the Purchase Agreement was previously filed as Exhibit 99 to the Company’s report on Form 8-K filed on October 14, 2004. The Purchase Agreement and the press release are incorporated herein by reference, and the foregoing description of the Purchase Agreement and the Transaction contemplated thereby is qualified in its entirety by reference to such exhibits.

Item 2.05 - Costs Associated with Exit or Disposal Activities

Reference is made to Item 1.01 - Entry into a Material Definite Agreement and Item 2.06 - Material Impairments, which are incorporated herein by reference. As described in Item 2.06, the Company has recognized an impairment charge of approximately $10.7 million as a result of the Transaction, which includes approximately $3.6 million of transaction costs related to the Transaction. Pursuant to the terms of the Purchase Agreement, the Company will, subject to certain limitations, indemnify Purchaser against certain losses that Purchaser may incur after the closing of the Transaction. Any losses related to these indemnification obligations or other costs, including any future cash expenditures, related to the Transaction cannot be estimated at this time and will be disclosed in the future and recognized in future periods when and if incurred.

Item 2.06 - Material Impairments

Reference is made to Item 1.01 - Entry into a Material Definite Agreement and Item 2.05 - Costs Associated with Exit or Disposal Activities, which are incorporated herein by reference. On October 11, 2004, the Company’s Board of Directors authorized the Transaction and, on October 14, 2004, the Company entered into the Purchase Agreement. As a result of the Transaction, the Company has recognized a $10.7 million estimated impairment charge in the third quarter of 2004 that is based on the difference between the book value of the capital stock of Era on the Company’s books and the fair value of that asset as determined by the Transaction, less transaction costs related to the Transaction. There can be no assurance that actual costs of sale will not differ from the estimates used in the impairment charge, and that difference would be recognized as additional expense in the period when and if that determination can be made.

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Item 9.01 - Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description

10.1	Stock Purchase Agreement among Rowan Companies, Inc., Era Aviation, Inc. and SEACOR Holdings Inc. dated as of October 14, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            ROWAN COMPANIES, INC.

                              By: /s/ D. F. MCNEASE_________________
            D. F. McNease,
            Chairman of the Board, President and Chief Executive Officer

Dated: November 8, 2004

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INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description

10.1	Stock Purchase Agreement among Rowan Companies, Inc., Era Aviation, Inc. and SEACOR Holdings Inc. dated as of October 14, 2004